UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2026

KORN FERRY

(Exact name of registrant as specified in its charter)

Delaware	001-14505	95-2623879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 1225

Los Angeles, California 90067

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 552-1834

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	KFY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2026, Korn Ferry, a Delaware corporation (the “Company”), entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with Auxey Holdings (Lux) S.A.S., a company incorporated in the Grand Duchy of Luxembourg (the “Majority Seller”), OMERS Administration Corporation, a corporation continued pursuant to the Ontario Municipal Employees Retirement System Act, 2006 (“OAC Seller”), AMS Cayco Ltd., a company incorporated in the Cayman Islands (the “Minority Seller”), and certain other parties (together with the Majority Seller, OAC Seller and the Minority Seller, the “Sellers”), providing for, among other things, the acquisition by the Company (the “Acquisition”) of all of the issued and outstanding shares of Auxey Holdco Limited, a company incorporated in Jersey (“AMS”), on the terms and subject to the conditions set forth therein.

Pursuant to the Purchase Agreement, the Company will pay at the closing of the Acquisition (the “Closing”) an aggregate purchase price of approximately £850 million (approximately $1.1 billion), consisting of (i) approximately £659 million (approximately $881 million) in cash; and (ii) approximately £191 million (approximately $255 million) of shares of the Company’s common stock, par value $0.01 per share (the “Consideration Shares”). The USD converted consideration is based on a 1.3376 USD:GBP exchange rate, representing the most recent 20-day average rate available ending two days before signing of the Purchase Agreement. The Purchase Agreement employs a “locked box” mechanism in which the enterprise value of AMS has been fixed as of December 31, 2025 (the “Locked Box Date”). The Company and the Sellers have agreed to customary protections against leakage of value from AMS between the Locked Box Date and the date of the Closing (the “Closing Date”), subject to customary exceptions for permitted leakage.

The number of Consideration Shares to be issued at the Closing is calculated using a “Completion Stock Price” that will be equal to the volume-weighted average closing sale price of the Company’s common stock on the New York Stock Exchange (the “Common Stock VWAP”) for the 20 consecutive trading days ending on the last full trading day immediately prior to the delivery of a completion schedule delivered five business days prior to the Closing Date. The Completion Stock Price is subject to a collar such that it cannot exceed 115%, or be less than 85%, of $71.3815, which is the Common Stock VWAP for the 20 consecutive trading days ending on the last full trading day immediately prior to the date of the Purchase Agreement.

The Company and the Sellers have made customary representations and warranties in the Purchase Agreement and in a Management Warranty Deed relating to AMS, dated as of June 27, 2026 (the “Management Warranty Deed”). In connection with the signing of the Purchase Agreement and the Management Warranty Deed, the Company has bound a customary buyer-side warranty and indemnity insurance policy (the “R&W Insurance Policy”), with coverage thereunder extending for three years post-Closing (seven years for certain fundamental and tax representations and warranties) and serving as the Company’s primary recourse with respect to damages resulting from breaches of representations and warranties of the Sellers. Coverage under the R&W Insurance Policy is subject to a policy limit of £85 million (approximately $110 million), customary deductibles and certain exclusions.

The Company and the Sellers have agreed to customary covenants regarding the operation of AMS’s business prior to the Closing. The Company has also agreed to file with the Securities and Exchange Commission an automatic shelf registration statement (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) on Form S-3 no later than the fifth business day after the Closing Date to register the resale of the Consideration Shares.

Each party’s obligation to consummate the Acquisition is subject to the receipt of certain regulatory approvals, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain regulatory and antitrust approvals in the United Kingdom and Germany (the “Regulatory Conditions”). The Purchase Agreement may be terminated if the Regulatory Conditions have not been satisfied on or before the 180th day following the date of the Purchase Agreement. The Company anticipates the Closing to occur during the Company’s fiscal quarter ending October 30, 2026.

The foregoing descriptions of the Purchase Agreement and the Management Warranty Deed do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Management Warranty Deed, which are filed as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in “Item 1.01—Entry into a Material Definitive Agreement” is incorporated herein by reference. The offer and issuance of the Consideration Shares is exempt from registration under the Securities Act, pursuant to Section 4(a)(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure.

On June 29, 2026, in connection with the entry into the Purchase Agreement, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

For purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the information in this Item 7.01 and Exhibit 99.1 hereto are furnished to, but not filed with, the SEC, and shall not be deemed incorporated by reference in any Company filing under the Securities Act or the or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 attached hereto include “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 concerning the Acquisition. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “may,” “plan,” “outlook,” “project,” “will” or other similar expressions. Such forward-looking statements include, but are not limited to, statements relating to the USD converted purchase price, the number of shares of Company stock to be issued in the Acquisition, the timing of the consummation of the Acquisition, the expected benefits of the Acquisition, including the global leadership position of the combined company, the combined company’s expanded capabilities, transaction synergies, future financial and operating results, and the combined company’s plans, objectives and expectations. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. Such risks and uncertainties, many of which are outside of the control of the Company include, but are not limited to: (1) the occurrence of any event or change that could give rise to the termination of the Purchase Agreement; (2) the inability to timely complete or complete at all the Acquisition; (3) delays in obtaining or the inability to obtain, necessary regulatory approvals; (4) the risk that the Acquisition disrupts current plans and operations of the Company and/or AMS; (5) the ability to successfully integrate the operations and employees of AMS into the Company; (6) the ability to recognize the anticipated benefits of the Acquisition which may be affected by, among other things, the ability of the Company and AMS (prior to the closing) and the combined company (following the closing) to maintain relationships with clients and suppliers and retain key employees; (7) currency exchange rates; (8) fluctuations in the Company’s stock price; (9) costs related to the Acquisition; (10) the outcome of any legal proceedings that may be instituted against the Company or AMS or their respective affiliates following announcement of the Acquisition; (11) the possibility that the Company or AMS may be adversely affected by economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in filings with the Securities and Exchange Commission by the Company. The Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 2.1	Sale and Purchase Agreement, dated as of June 27, 2026, by and between, Auxey Holdings (Lux) S.A.S., Omers Administration Corporation, AMS Cayco Ltd., the management share sellers identified in Part 2 of Schedule 1 thereto, the management beneficial interest sellers identified in Part 3 of Schedule 1 thereto, Octario Limited, acting in its capacity as trustee of the Auxey Equity Plan Employee Trust and nominee on behalf of the management beneficial interest sellers, and Korn Ferry.*

Exhibit 2.2	Management Warranty Deed, dated as of June 27, 2026, by and between the persons set out in Schedule 1 thereto and Korn Ferry.

Exhibit 99.1	Press Release, dated June 29, 2026.

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

*

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN FERRY
(Registrant)

Date: June 29, 2026	/s/ Jonathan Kuai
(Signature)
	Name:	Jonathan Kuai
	Title:	Chief People & Legal Officer